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                                                                 EXHIBIT 10.11.1

                            FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of June 27, 2002 by and between EASTGROUP PROPERTIES L.P., a Delaware Limited Partnership ("Lessor"), and ENCORE SOFTWARE, INC., a California Corporation ("Lessee"), with reference to the following facts:

         A. Lessee entered into that certain Lease dated December 17, 1999 (the "Lease"), which Lease expires February 13, 2005, for the Premises commonly known as 16920 S. Main Street, Carson, California, consisting of 73,245 rentable square feet.

         B. Lessor and Lessee desire to amend the Lease upon terms and conditions set forth below.

         C. All capitalized terms used herein not specifically defined in this Amendment shall have the meaning ascribed to such terms in the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessor and Lessee agree as follows:

1. Base Rent. Effective July 1, 2002, the Base Rent shall be reduced by $4,241.85 per month such that Base Rent shall be $40,437.60. Tenant shall pay $35,157.60 monthly with the remaining amount of $5,280.00 deferred. The amount of the rent deferral over the remaining Lease Term totals $166,320.00 ("Deferred Rent").

2. Deferred Rent. If Lessee does not exercise the Option to Extend as outlined in Paragraph 51 and as modified herein, Lessee shall pay Lessor the amount of $166,320.00 on or before February 1, 2005. In the event Lessee exercises the Option to Extend, Lessor will waive the Deferred Rent.

3. Rent Adjustments. Paragraph 50, Rent Adjustments, shall be deleted in its entirety.

4. Option to Extend. Paragraph 39.2 and Paragraph 51, A, (iv) shall each be modified such that the Option to Extend is personal to both Encore Software, Inc. and Navarre Corporation, a Minnesota corporation.

5. Delivery of this First Amendment to Tenant shall not be deemed to be an offer to lease and shall not be binding on either party until executed and delivered by both parties.

6. In all other respects, except as specifically and expressly amended, modified or supplemented as provided for in this First Amendment, all other terms of the Lease shall remain in full force and effect. Any further modification of the Lease shall require the express written approval of all parties.

         IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.


LESSOR                                            LESSEE
EASTGROUP PROPERTIES, L.P.,                       ENCORE SOFTWARE, INC., a
a Delaware limited partnership                    California corporation
By: EastGroup Properties General Partners, Inc.,
a Delaware Corporation
By: ___________________________________           By: __________________________